CALCULATION OF REGISTRATION FEE

                                                                     Amount of
                                               Maximum Aggregate    Registration
Title of Each Class of Securities Offered(1)   Offering Price(1)       Fee(1)

Knock-In Reverse Exchangeable Securities          $5,515,000           $307.74

(1) Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $94,671.00 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form F-3 (No. 333-89136) of ABN AMRO Bank N.V. (the "Prior Registration Statement"), which was initially filed on May 24, 2002 and for which a post-effective amendment was filed on September 17, 2003 and have been carried forward. ON JANUARY 23, 2009 AN ADDITIONAL FILING FEE OF $10,000 WAS PAID. The $307.74 fee with respect to these offerings,sold pursuant to this registration statement, is offset against those filing fees,and $5,194.00 remains available for future registration fees. No additional fee has been paid with respect to this offering.

Pricing Supplement                                 Pricing Supplement No. 007 to
(To Product Supplement No. 1-I            Registration Statement Nos. 333-162193
Dated September 29, 2009,                                      and 333-162193-01
Prospectus Supplement Dated                               Dated October 28, 2009
September 29, 2009                                                Rule 424(b)(2)
and Prospectus Dated September 29, 2009)


--------------------------------------------------------------------------------
               ABN AMRO BANK N.V. Reverse Exchangeable Securities
          fully and unconditionally guaranteed by ABN AMRO Holding N.V.
--------------------------------------------------------------------------------

ISSUER:                 ABN AMRO Bank N.V.                   PRICING DATE:                    October 27, 2009
----------------------- ------------------------------------ ------------------------------- -------------------------
LEAD AGENT:             RBS Securities Inc.                  SETTLEMENT DATE:                 October 30, 2009
----------------------- ------------------------------------ ------------------------------- -------------------------
OFFERING PERIOD:         October  13,  2009 -  October  27,  DETERMINATION DATE:              January 26, 2010(1)
                         2009
----------------------- ------------------------------------ ------------------------------- -------------------------
ISSUE PRICE:            100%                                 MATURITY DATE:                   January 29, 2010
----------------------------------------------------------------------------------------------------------------------

(1)Subject to certain adjustments as described in the accompanying Product Supplement

----------------------- -------- -------------- ------------ --------------- --------------- ----------- -------------
UNDERLYING SHARES       TICKER     PRINCIPAL    ANNUALIZED     ANNUALIZED      ANNUALIZED    KNOCK-IN       CUSIP
                                    AMOUNT        COUPON     INTEREST RATE    PUT PREMIUM      LEVEL
                                                  RATE(2)
----------------------- -------- -------------- ------------ --------------- --------------- ----------- -------------
Ford Motor Company         F      $2,403,000      18.75%         0.18%           18.57%         70%       00083JJJ8
----------------------- -------- -------------- ------------ --------------- --------------- ----------- -------------
Alcoa Inc.                AA      $1,407,000      18.25%         0.18%           18.07%         75%       00083JJK5
----------------------- -------- -------------- ------------ --------------- --------------- ----------- -------------
Garmin Ltd.              GRMN       $50,000       17.25%         0.18%           17.07%         75%       00083JJH2
----------------------- -------- -------------- ------------ --------------- --------------- ----------- -------------
Motorola, Inc.            MOT      $138,000       16.50%         0.18%           16.32%         75%       00083JJP4
----------------------- -------- -------------- ------------ --------------- --------------- ----------- -------------
Arch Coal, Inc.           ACI      $196,000       15.75%         0.18%           15.57%         70%       00083JJL3
----------------------- -------- -------------- ------------ --------------- --------------- ----------- -------------
First Solar, Inc.        FSLR       $54,000       15.75%         0.18%           15.57%         70%       00083JJM1
----------------------- -------- -------------- ------------ --------------- --------------- ----------- -------------
Joy Global Inc.          JOYG      $581,000       14.25%         0.18%           14.07%         70%       00083JJN9
----------------------- -------- -------------- ------------ --------------- --------------- ----------- -------------
Chicago Bridge & Iron     CBI      $152,000       13.50%         0.18%           13.32%         75%       00083JJQ2
Company N.V.
----------------------- -------- -------------- ------------ --------------- --------------- ----------- -------------
Research In Motion       RIMM      $128,000       12.75%         0.18%           12.57%         75%       00083JJR0
Limited
----------------------- -------- -------------- ------------ --------------- --------------- ----------- -------------
Deere & Company           DE       $406,000       12.25%         0.18%           12.07%         80%       00083JJS8
----------------------------------------------------------------------------------------------------------------------

(2)The Securities have a term of three months, so you will receive a pro rated amount of this per annum rate based on such three-month period.

----------------------- --------------------------------------------------------
OFFERINGS:               This Pricing Supplement relates to ten separate
                         offerings of securities ("the Securities"). Each
                         Security offered is linked to one, and only one, of the
                         Underlying Shares. The Underlying Shares are set forth
                         in the table above. You may participate in any of the
                         Securities offerings or, at your election, in two or
                         more of the offerings. This Pricing Supplement does
                         not, however, allow you to purchase a Security linked
                         to a basket of some or all of the Underlying Shares
                         described above. Each Security has a term of three
                         months.
----------------------- --------------------------------------------------------
COUPON PAYMENT DATES:    Coupons on the Securities are payable monthly in
                         arrears on the last day of each month starting on
                         November 30, 2009 and ending on the maturity date.
----------------------- --------------------------------------------------------
INITIAL PRICE:           100% of the closing price of the applicable Underlying
                         Shares on the Pricing Date, subject to adjustment as
                         described in the accompanying Product Supplement.
----------------------- --------------------------------------------------------
KNOCK-IN LEVEL:          A percentage of the applicable initial price, as set
                         forth in the table above.
----------------------- --------------------------------------------------------
REDEMPTION AMOUNT:       For each $1,000 face amount of Security, a number of
                         the applicable Underlying Shares linked to such
                         Security equal to $1,000 divided by the applicable
                         initial price.
----------------------- --------------------------------------------------------


UNDERLYING SHARES       PAGE         INITIAL     KNOCK-IN      REDEMPTION     AGGREGATE AGENT'S   AGGREGATE PROCEEDS
                         NUMBER       PRICE        PRICE         AMOUNT         COMMISSION(3)         TO ISSUER
----------------------- ---------- ------------ ------------ --------------- ------------------- ---------------------
Ford Motor Company        PS-15       $7.33        $5.13        136.426          $33,041.25         $2,369,958.75
----------------------- ---------- ------------ ------------ --------------- ------------------- ---------------------
Alcoa Inc.                PS-16      $12.81        $9.61         78.064          $19,346.25         $1,387,653.75
----------------------- ---------- ------------ ------------ --------------- ------------------- ---------------------
Garmin Ltd.               PS-17      $37.78       $28.34         26.469           $687.50             $49,312.50
----------------------- ---------- ------------ ------------ --------------- ------------------- ---------------------
Motorola, Inc.            PS-18       $7.90        $5.93        126.582          $1,897.50           $136,102.50
----------------------- ---------- ------------ ------------ --------------- ------------------- ---------------------
Arch Coal, Inc.           PS-19      $23.17       $16.22         43.159            $2,695              $193,305
----------------------- ---------- ------------ ------------ --------------- ------------------- ---------------------
First Solar, Inc.         PS-20      $150.22      $105.15        6.657            $742.50             $53,257.50
----------------------- ---------- ------------ ------------ --------------- ------------------- ---------------------
Joy Global Inc.           PS-21      $53.52       $37.46         18.685          $7,988.75           $573,011.25
----------------------- ---------- ------------ ------------ --------------- ------------------- ---------------------
Chicago Bridge & Iron     PS-22      $19.17       $14.38         52.165            $2,090              $149,910
Company N.V.
----------------------- ---------- ------------ ------------ --------------- ------------------- ---------------------
Research In Motion        PS-23      $63.75       $47.81         15.686            $1,760              $126,240
Limited
----------------------- ---------- ------------ ------------ --------------- ------------------- ---------------------
Deere & Company           PS-24      $46.92       $37.54         21.313          $5,582.50           $400,417.50
----------------------- ---------- ------------ ------------ --------------- ------------------- ---------------------

(3)For all offerings, the agent will receive a commission of 1.375%. For additional information see "Plan of Distribution" in this Pricing Supplement

INVESTING IN THE SECURITIES INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE PS-9 OF THE ACCOMPANYING PRODUCT SUPPLEMENT NO.1-I AND "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PRICING SUPPLEMENT.

The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency, nor are they obligations of, or guaranteed, by a bank. The Securities are NOT guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Securities, or determined if this Pricing Supplement or the accompanying Product Supplement, Prospectus Supplement or Prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The agents are not obligated to purchase the Securities but have agreed to use reasonable efforts to solicit offers to purchase the Securities. TO THE EXTENT THE FULL AGGREGATE FACE AMOUNT OF THE SECURITIES BEING OFFERED BY THIS PRICING SUPPLEMENT IS NOT PURCHASED BY INVESTORS IN THE OFFERING, ONE OR MORE OF OUR AFFILIATES MAY AGREE TO PURCHASE A PART OF THE UNSOLD PORTION, WHICH MAY CONSTITUTE UP TO 15% OF THE TOTAL AGGREGATE FACE AMOUNT OF THE SECURITIES, AND TO HOLD SUCH SECURITIES FOR INVESTMENT PURPOSES. SEE "HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES" UNDER THE HEADING "RISK FACTORS" AND "PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)" IN THIS PRICING SUPPLEMENT. This Pricing Supplement and the accompanying Product Supplement, Prospectus Supplement and Prospectus may be used by our affiliates in connection with offers and sales of the Securities in market-making transactions.

                           PRICE: $1,000 PER SECURITY

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES:

PAYMENT AT MATURITY:          The payment at maturity for each Security is based
                              on the performance of the applicable Underlying
                              Shares linked to such Security:

                              (i)  If the closing price of the applicable
                                   Underlying Shares has not fallen below the applicable knock-in level on any trading day from but not including the Pricing Date to and including the determination date, we will pay you the face amount of each Security in cash.

                              (ii) If the closing price of the applicable
                                   Underlying Shares has fallen below the
                                   applicable knock-in level on any trading day from but not including the Pricing Date to and including the determination date:

                              (a)  we will deliver to you a number of the
                                   applicable Underlying Shares equal to the applicable redemption amount, in the event that the closing price of the applicable Underlying Shares on the determination date is below the applicable initial price; or

                              (b)  we will pay you the face amount of each
                                   Security in cash, in the event that the
                                   closing price of the applicable Underlying
                                   Shares on the determination date is at or above the applicable initial price.

                              You will receive cash in lieu of fractional shares. If due to events beyond our reasonable control, as determined by us in our sole discretion, the applicable Underlying Shares are not available for delivery at maturity we may pay you, in lieu of the applicable redemption amount, the cash value of the applicable redemption amount, determined by multiplying the applicable redemption amount by the closing price of the applicable Underlying Shares on the determination date.

                              Any payment at maturity is subject to the creditworthiness of ABN AMRO Bank N.V. and ABN AMRO Holding N.V., as guarantor.

------------------------- ------------------------------ ----------------------------- -------------------------------
TRUSTEE:                  Wilmington Trust Company       SECURITIES ADMINISTRATOR:     Citibank, N.A.
------------------------- ------------------------------ ----------------------------- -------------------------------
DENOMINATION:             $1,000                         SETTLEMENT:                   DTC, Book Entry, Transferable
------------------------- --------------------------------------------------------------------------------------------

STATUS:                       Unsecured, unsubordinated obligations of the
                              Issuer and fully and unconditionally guaranteed by
                              the Issuer's parent company, ABN AMRO Holding N.V.
------------------------- ------------------------------------------------------
SELLING RESTRICTION:          Sales in the European Union must comply with the
                              Prospectus Directive
------------------------- ------------------------------------------------------

WHERE YOU CAN FIND MORE INFORMATION

ABN AMRO BANK N.V., or ABN AMRO, has filed a registration statement (including a Prospectus and Prospectus Supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this Pricing Supplement relates. Before you invest, you should read the Prospectus and Prospectus Supplement in that registration statement and other documents, including the applicable Product Supplement, related to this offering that ABN AMRO has filed with the SEC for more complete information about ABN AMRO and the offering of the Securities.

You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, ABN AMRO, any underwriter or any dealer participating in the offering will arrange to send you the Prospectus, Prospectus Supplement and Product Supplement No. 1-I if you request by calling toll free (866) 747-4332.

You should read this Pricing Supplement together with the Prospectus dated September 29, 2009, as supplemented by the Prospectus Supplement dated September 29, 2009 relating to our ABN Notes(SM) of which these Securities are a part, and the more detailed information contained in Product Supplement No. 1-I dated September 29, 2009. THIS PRICING SUPPLEMENT, TOGETHER WITH THE DOCUMENTS LISTED BELOW, CONTAINS THE TERMS OF THE SECURITIES AND SUPERSEDES ALL OTHER PRIOR OR CONTEMPORANEOUS ORAL STATEMENTS AS WELL AS ANY OTHER WRITTEN MATERIALS INCLUDING PRELIMINARY OR INDICATIVE PRICING TERMS, CORRESPONDENCE, TRADE IDEAS, STRUCTURES FOR IMPLEMENTATION, SAMPLE STRUCTURES, FACT SHEETS, BROCHURES OR OTHER EDUCATIONAL MATERIALS OF OURS. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the accompanying Product Supplement No. 1-I, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):



     o    Product Supplement No. 1-I dated September 29, 2009:
          http://www.sec.gov/Archives/edgar/data/897878/000095010309002437/crt_productsupp.pdf

     o    Prospectus Supplement dated September 29, 2009:
          http://www.sec.gov/Archives/edgar/data/897878/000095010309002432/crt_prosupp2009.pdf

     o    Prospectus dated September 29, 2009:
          http://www.sec.gov/Archives/edgar/data/897878/000095010309002429/crt_basepro.pdf

Our Central Index Key, or CIK, on the SEC website is 897878. As used in this Pricing Supplement, the "Company," "we," "us" or "our" refers to ABN AMRO Bank N.V.

THESE SECURITIES MAY NOT BE OFFERED OR SOLD (I) TO ANY PERSON/ENTITY LISTED ON SANCTIONS LISTS OF THE EUROPEAN UNION, UNITED STATES OR ANY OTHER APPLICABLE LOCAL COMPETENT AUTHORITY; (II) WITHIN THE TERRITORY OF CUBA, SUDAN, IRAN AND MYANMAR; (III) TO RESIDENTS OF CUBA, SUDAN, IRAN OR MYANMAR; OR (IV) TO CUBAN NATIONALS, WHEREVER LOCATED.

We reserve the right to withdraw, cancel or modify any offering of the Securities and to reject orders in whole or in part prior to their issuance.

                                     SUMMARY

     THIS PRICING SUPPLEMENT RELATES TO TEN SEPARATE OFFERINGS OF SECURITIES. EACH SECURITY OFFERED IS LINKED TO ONE, AND ONLY ONE, OF THE UNDERLYING SHARES DESCRIBED ON THE COVER PAGE. THE PURCHASER OF ANY OFFERING WILL ACQUIRE A SECURITY LINKED TO ONLY ONE OF THE UNDERLYING SHARES NOT TO A BASKET OR INDEX OF SOME OR ALL OF THE UNDERLYING SHARES. YOU MAY PARTICIPATE IN ANY OF THE OFFERINGS OR, AT YOUR ELECTION, IN SEVERAL OR ALL OF THE OFFERINGS.

     THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION THAT IS CONTAINED IN PRODUCT SUPPLEMENT NO. 1-I AND IN THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE MATTERS SET FORTH IN "RISK FACTORS" IN THE PRODUCT SUPPLEMENT NO. 1-I, WHICH ARE SUMMARIZED ON PAGE 9 OF THIS PRICING SUPPLEMENT. IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

WHAT ARE THE SECURITIES?

     The Securities are non-principal protected securities issued by us, ABN AMRO Bank N.V., and are fully and unconditionally guaranteed by our parent company, ABN AMRO Holding N.V. The Securities will pay periodic cash payments at a fixed rate. We refer to the payments as the coupon or coupon payments and the fixed rate as the coupon rate. The Securities are senior notes of ABN AMRO Bank N.V. These Securities combine certain features of debt and equity by offering a fixed coupon rate on the face amount while the payment at maturity is determined based on the performance of the common stock, which we refer to as the Underlying Shares of an Underlying Company. Therefore your principal is at risk but you have no opportunity to participate in any appreciation of the applicable Underlying Shares.

     Any payment on the Securities is subject to the creditworthiness of ABN AMRO Bank N.V. and ABN AMRO Holding N.V. as guarantor.

WHAT WILL I RECEIVE AT MATURITY OF THE SECURITIES?

     The payment at maturity of the Securities will depend on (i) whether or not the closing price of the applicable Underlying Shares to which it is linked fell below the applicable knock-in level on any trading day during the knock-in period, and if so, (ii) the closing price of the applicable Underlying Shares on the determination date. Except in certain circumstances described under "Description of Securities -- Closing Price" in the accompanying Product Supplement, we will usually determine the closing price for any listed Underlying Shares by reference to the last reported sale price, during regular trading hours (or if listed on The NASDAQ Stock Market LLC, the official closing price), on the primary U.S. securities exchange on which the Underlying Shares are traded.

     o If the closing price of the applicable Underlying Shares has not fallen below the applicable knock-in level on any trading day during the knock-in period, we will pay you the face amount of each Security in cash.

     o If the closing price of the applicable Underlying Shares has fallen below the applicable knock-in level on any trading day during the knock-in period, we will either:

     o deliver to you the applicable redemption amount, in exchange for each Security, in the event that the closing price of the applicable Underlying Shares on the determination date is below the applicable closing price on the pricing date (subject to adjustment), which we refer to as the initial price of such Underlying Shares (the market value of the applicable redemption amount on the determination date will always be less than the face amount of $1,000 per Security); or

     o pay you the face amount of each Security in cash, in the event that the closing price of the applicable Underlying Shares is at or above the applicable initial price on the determination date.

     If due to events beyond our reasonable control, as determined by us in our sole discretion, the applicable Underlying Shares are not available for delivery at maturity we may pay you, in lieu of the applicable redemption amount, the cash value of the applicable redemption amount, determined by multiplying the applicable redemption amount by the closing price of the applicable Underlying Shares on the determination date.

     The "redemption amount" is equal to $1,000 divided by the applicable initial price of the applicable Underlying Shares. The applicable initial price and consequently the applicable redemption amount may be adjusted for certain corporate events, such as a stock split, affecting the Underlying Company.

     The payment at maturity is further subject to adjustment in certain circumstances, such as a stock split or merger, which we describe in "Description of Securities -- Adjustment Events" in the accompanying Product Supplement No. 1-I.

     Any payment at maturity is subject to the creditworthiness of ABN AMRO Bank N.V. and ABN AMRO Holding N.V., as guarantor.

WHY IS THE COUPON RATE ON THE SECURITIES HIGHER THAN THE INTEREST RATE PAYABLE ON YOUR CONVENTIONAL DEBT SECURITIES WITH THE SAME MATURITY?

     The Securities offer a higher coupon rate than the yield that would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating because you, the investor in the Securities, indirectly sell a put option to us on the applicable Underlying Shares. The premium due to you for this put option is combined with a market interest rate on our senior debt to produce the higher coupon rate on the Securities. As explained below under "What are the consequences of the indirect put option that I have sold you?" you are being paid the premium for taking the risk that you may receive the applicable Underlying Shares with a market value less than the face amount of your Securities at maturity, which would mean that you would lose some or all of your initial principal investment.

WHAT ARE THE CONSEQUENCES OF THE INDIRECT PUT OPTION THAT I HAVE SOLD YOU?

     The put option you indirectly sell to us creates the feature of exchangeability. This feature could result in the delivery of the applicable Underlying Shares to you, at maturity, with a market value which is less than the face amount of $1,000 per Security. If the closing price of the applicable Underlying Shares falls below the applicable knock-in level on any trading day during the knock-in period, and on the determination date the closing price of the Underlying Shares is less than the initial price, you will receive the applicable redemption amount. The market value of the applicable Underlying Shares on the determination date will be less than the face amount of the Securities and could be zero. Therefore you are not guaranteed to receive any return of principal at maturity. If the price of the applicable Underlying Shares rises above the applicable initial price you will not participate in any appreciation in the price of the applicable Underlying Shares.

HOW IS THE REDEMPTION AMOUNT DETERMINED?

     The redemption amount for each $1,000 face amount of any Security is equal to $1,000 divided by the applicable initial price of the Underlying Shares linked to such Security. The value of any fractional shares of the applicable Underlying Shares that you are entitled to receive, after aggregating your total holdings of the Securities linked to the applicable Underlying Shares, will be paid in cash based on the closing price of the applicable Underlying Shares on the determination date.

DO I GET ALL MY PRINCIPAL BACK AT MATURITY?

     You are not guaranteed to receive any return of principal at maturity. If the closing price of the applicable Underlying Shares falls below the applicable knock-in level on any trading day during the knock-in period, and the closing price of the applicable Underlying Shares is below the applicable initial price on the determination date, we will deliver to you applicable Underlying Shares. The market value of such Underlying Shares on the determination date will be less than the face amount of the Securities and could be zero. ACCORDINGLY, YOU MAY LOSE SOME OR ALL OF YOUR INITIAL PRINCIPAL INVESTMENT IN THE SECURITIES.

WHAT COUPON PAYMENTS CAN I EXPECT ON THE SECURITIES?

     The coupon rate is fixed at issue and is payable in cash on each coupon payment date, irrespective of whether the Securities are redeemed at maturity for cash or shares.

     Any coupon payment is subject to the creditworthiness of ABN AMRO Bank N.V. and ABN AMRO Holding N.V. as guarantor.

CAN YOU GIVE ME AN EXAMPLE OF THE PAYMENT AT MATURITY?

     If, for example, in a hypothetical offering, the coupon rate was 10% per annum, the initial price of the Underlying Shares was $45.00 per share and the knock-in level for such offering was 80%, then the redemption amount would be
22.222 Underlying Shares, or $1,000 divided by $45.00, and the knock-in level would be $36.00, or 80% of the initial price.

     If the closing price of the hypothetical Underlying Shares fell below the knock-in level of $36.00 on any trading day during the knock-in period, then the payment at maturity would depend on the closing price of the Underlying Shares on the determination date. In this case, if the closing price of the Underlying Shares on the determination date is $30.00 per share, which is below the initial price, you would receive 22.222 Underlying Shares for each $1,000 face amount of the Securities. (In actuality, because we cannot deliver fractions of a share, you would receive on the maturity date for each $1,000 face amount of the Securities, 22 Underlying Shares plus $6.66 cash in lieu of 0.222 fractional shares, determined by multiplying 0.222 by $30.00, the closing price of the Underlying Shares on the determination date.) In addition, over the term of the Securities you would have received coupon payments at a rate of 10% per annum. IN THIS HYPOTHETICAL EXAMPLE, THE MARKET VALUE OF THOSE 22 UNDERLYING SHARES (INCLUDING THE CASH PAID IN LIEU OF FRACTIONAL SHARES) THAT WE WOULD DELIVER TO YOU AT MATURITY FOR EACH $1,000 FACE AMOUNT OF SECURITY WOULD BE $666.66, WHICH IS LESS THAN THE FACE AMOUNT OF $1,000, AND YOU WOULD HAVE LOST A PORTION OF YOUR INITIAL INVESTMENT. If, on the other hand, the closing price of the Underlying Shares on the determination date is $50.00 per share, which is above the initial price, you will receive $1,000 in cash for each $1,000 face amount of the Securities regardless of the knock-in level having been breached. In addition, over the term of the Securities you would have received coupon payments at a rate of 10% per annum.

     Alternatively, if the closing price of the Underlying Shares never falls below $36.00, which is the knock-in level, on any trading day during the knock-in period, at maturity you will receive $1,000 in cash for each Security you hold regardless of the closing price of the Underlying Shares on the determination date. In addition, over the term of the Securities you would have received coupon payments at a rate of 10% per annum.

     THIS EXAMPLE IS FOR ILLUSTRATIVE PURPOSES ONLY AND IS BASED ON A HYPOTHETICAL OFFERING. IT IS NOT POSSIBLE TO PREDICT THE CLOSING PRICE OF ANY OF THE UNDERLYING SHARES ON THE DETERMINATION DATE OR AT ANY TIME DURING THE TERM OF THE SECURITIES. For each offering, we will set the initial price, knock-in level and redemption amount on the Pricing Date.

     In this Pricing Supplement, we have also provided under the heading "Hypothetical Sensitivity Analysis of Total Return of the Securities at Maturity" the total return of owning the Securities through maturity for various closing prices of the Underlying Shares on the determination date.

DO I BENEFIT FROM ANY APPRECIATION IN THE UNDERLYING SHARES OVER THE TERM OF THE SECURITIES?

     No. The amount paid at maturity for each $1,000 face amount of the Securities will never exceed $1,000.

WHAT IS THE MINIMUM REQUIRED PURCHASE?

     You may purchase Securities in minimum denominations of $1,000 or in integral multiples thereof.

IS THERE A SECONDARY MARKET FOR SECURITIES?

     The Securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and, as such, information regarding independent market pricing for the Securities may be extremely limited. You should be willing to hold your Securities until the maturity date.

     Although it is not required to do so, we have been informed by our affiliate that when this offering is complete, it intends to make purchases and sales of the Securities from time to time in off-exchange transactions. If our affiliate does make such a market in the Securities, it may stop doing so at any time.

     In connection with any secondary market activity in the Securities, our affiliate may post indicative prices for the Securities on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time. INVESTORS ARE ADVISED THAT ANY PRICES SHOWN ON ANY WEBSITE OR BLOOMBERG PAGE ARE INDICATIVE PRICES ONLY AND, AS SUCH, THERE CAN BE NO ASSURANCE THAT ANY TRADE COULD BE EXECUTED AT SUCH PRICES. Investors should contact their brokerage firm for further information.

     In addition, the issue price of the Securities includes the selling agents' commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the profit component that our affiliate has charged in consideration for assuming the risks inherent in managing the hedging of the transactions. The fact that the issue price of the Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Securities. See "Risk Factors -- The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Use of Proceeds" in the accompanying Product Supplement No. 1-I.

WHAT IS THE RELATIONSHIP BETWEEN ABN AMRO BANK N.V., ABN AMRO HOLDING N.V. AND RBS SECURITIES INC.?

     RBS Securities Inc., which we refer to as RBSSI, is an affiliate of ABN AMRO Bank N.V. and ABN AMRO Holding N.V. RBSSI will act as calculation agent for the Securities, and is acting as agent for each offering. RBSSI will conduct each offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm's distribution of the securities of an affiliate. See "Risk Factors -- Potential Conflicts of Interest between Holders of Securities and the Calculation Agent" and "Plan of Distribution (Conflicts of Interest)" in the accompanying Product Supplement No. 1-I.

WHERE CAN I FIND OUT MORE ABOUT THE UNDERLYING COMPANY?

     Because the Underlying Shares are registered under the Securities Exchange Act of 1934, as amended, each Underlying Company is required to file periodically certain financial and other information specified by the Commission which is available to the public. You should read "Public Information Regarding the Underlying Shares" in this Pricing Supplement to learn how to obtain public information regarding the Underlying Shares and other important information. The historical highest intra-day price, lowest intra-day price and last day closing price of the Underlying Shares are set forth under the heading "Public Information Regarding the Underlying Shares" in this Pricing Supplement.

WHAT IF I HAVE MORE QUESTIONS?

     You should read "Description of Securities" in the accompanying Product Supplement No. 1-I for a detailed description of the terms of the Securities. ABN AMRO has filed a registration statement (including a Prospectus and Prospectus Supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and Prospectus Supplement in that registration statement and other documents ABN AMRO has filed with the SEC for more complete information about ABN AMRO and the offering of the Securities. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, ABN AMRO, any underwriter or any dealer participating in the offering will arrange to send you the Prospectus and Prospectus Supplement if you request it by calling toll free
(866) 747-4332.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS OF THE SECURITIES TO WHICH THIS PRICING SUPPLEMENT RELATES AND WHETHER THESE SECURITIES ARE SUITED TO YOUR PARTICULAR CIRCUMSTANCES BEFORE DECIDING TO PURCHASE THEM. IT IS IMPORTANT THAT PRIOR TO INVESTING IN THESE SECURITIES YOU READ THE PRODUCT SUPPLEMENT NO. 1-I RELATED TO SUCH SECURITIES AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT TO UNDERSTAND THE ACTUAL TERMS OF AND THE RISKS ASSOCIATED WITH THE SECURITIES. IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

CREDIT RISK

     The Securities are issued by ABN AMRO and guaranteed by ABN AMRO Holding N.V., ABN AMRO's parent company. As a result, investors in the Securities assume the credit risk of ABN AMRO and that of ABN AMRO Holding N.V. in the event that ABN AMRO defaults on its obligations under the Securities. Any obligations or Securities sold, offered, or recommended are not deposits of ABN AMRO and are not endorsed or guaranteed by any bank or thrift, nor are they insured by the FDIC or any governmental agency. The Securities are NOT guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

PRINCIPAL RISK

     The Securities are not ordinary debt securities: they are not principal protected. In addition, if the closing price of the applicable Underlying Shares falls below the applicable knock-in level on any trading day during the knock-in period, investors in the Securities will be exposed to any decline in the price of the applicable Underlying Shares below the closing price of the applicable Underlying Shares on the date the Securities were priced. ACCORDINGLY, YOU MAY LOSE SOME OR ALL OF YOUR INITIAL PRINCIPAL INVESTMENT IN THE SECURITIES.

LIMITED RETURN

     The amount payable under the Securities will never exceed the original face amount of the Securities plus the applicable aggregate fixed coupon payment investors earn during the term of the Securities. This means that you will not benefit from any price appreciation in the applicable Underlying Shares, nor will you receive dividends paid on the applicable Underlying Shares, if any. Accordingly, you will never receive at maturity an amount greater than a predetermined amount per Security, regardless of how much the price of the applicable Underlying Shares may increase during the term of the Securities or on the determination date. The return on a Security may be significantly less than the return on a direct investment in the applicable Underlying Shares to which the Security is linked during the term of the Security.

LIQUIDITY RISK

     The Securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing of the Securities may be very limited or non-existent. The value of the Securities in the secondary market, if any, will be subject to many unpredictable factors, including then prevailing market conditions.

     IT IS IMPORTANT TO NOTE THAT MANY FACTORS WILL CONTRIBUTE TO THE SECONDARY MARKET VALUE OF THE SECURITIES, AND YOU MAY NOT RECEIVE YOUR FULL PRINCIPAL BACK IF THE SECURITIES ARE SOLD PRIOR TO MATURITY. Such factors include, but are not limited to, time to maturity, the price of the applicable Underlying Shares, volatility and interest rates.

     In addition, the price, if any, at which our affiliate or another party are willing to purchase Securities in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions, discounts or mark-ups paid with respect to the Securities, as well as the cost of hedging our obligations under the Securities.

HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES

     Certain of our affiliates may agree to purchase for investment the portion of the Securities that has not been purchased by investors in a particular offering of Securities, which initially they intend to hold for investment purposes. As a result, upon completion of such an offering, our affiliates may own up to 15% of the aggregate face amount of the Securities. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. For example, our affiliates may attempt to sell the Securities that they had been holding for investment purposes at the same time that you attempt to sell your Securities, which could depress the price, if any, at which you can sell your Securities. Moreover, the liquidity of the market for the Securities, if any, could be substantially reduced as a result of our affiliates holding the Securities. In addition, our affiliates could have substantial influence over any matter subject to consent of the security holders.

POTENTIAL CONFLICTS OF INTEREST

     We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. We and our affiliates may carry out hedging activities that minimize our risks related to the Securities, including trading in any of the Underlying Shares. In particular, on or prior to the date of this Pricing Supplement, we, through our affiliates, may have hedged our anticipated exposure in connection with the Securities by taking positions in the Underlying Shares, options contracts on Underlying Shares listed on major securities markets, and/or other instruments that we deemed appropriate in connection with such hedging. Our purchase activity, however, could potentially have increased the initial price of the applicable Underlying Shares, and therefore increased the applicable knock-in level, below which we would be required to deliver to you at maturity applicable Underlying Shares, which, in turn, would have a value less than the face amount of your Securities.

NO AFFILIATION WITH THE UNDERLYING COMPANY

     The Underlying Companies are not affiliates of ours and are not involved with this offering in any way. The obligations represented by the Securities are our obligations, not those of the Underlying Companies. Investing in the Securities is not equivalent to investing in any of the Underlying Shares. NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES HAVE ANY AFFILIATION WITH ANY OF THE UNDERLYING COMPANIES, AND ARE NOT RESPONSIBLE FOR ANY UNDERLYING COMPANY'S PUBLIC DISCLOSURE OF INFORMATION, WHETHER CONTAINED IN SEC FILINGS OR OTHERWISE.

UNCERTAIN TAX TREATMENT

     You should review carefully the section of the accompanying Product Supplement entitled "U.S. Federal Income Tax Consequences." Although the tax consequences of an investment in the Securities are unclear, we believe that it is reasonable to treat a Security for U.S. federal income tax purposes as a put option (the "PUT OPTION"), written by you to us with respect to the Underlying Shares, secured by a cash deposit equal to the face amount of the Security (the "DEPOSIT"). Under this treatment, less than the full amount of each coupon payment will be attributable to the interest on the Deposit, and the excess of each coupon payment over the portion of the coupon payment attributable to the interest on the Deposit will represent a portion of the option premium attributable to your grant of the Put Option (the "PUT PREMIUM," and collectively for all coupon payments received, "PUT PREMIUMS"). Interest on the Deposit generally will be treated as ordinary income on indebtedness while the Put Premium will not be taken into account prior to sale, exchange or maturity of the Securities. The cover of the Pricing Supplement reflects our preliminary determination of the rate of interest paid on the Deposit and the amount of the Put Premiums.

     Due to the absence of authorities that directly address instruments that are similar to the Securities, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service (the "IRS"), and the IRS or a court might not agree with the tax treatment described in this Pricing Supplement and the accompanying Product Supplement. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of the ownership and disposition of the Securities could be affected materially and adversely.

     In December 2007, the Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments. While it is not clear whether the Securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

     BOTH U.S. AND NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISERS REGARDING ALL ASPECTS OF THE U.S. FEDERAL TAX CONSEQUENCES OF INVESTING IN THE SECURITIES (INCLUDING POSSIBLE ALTERNATIVE TREATMENTS AND THE ISSUES PRESENTED BY THE DECEMBER 2007 NOTICE), AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

     Reverse Exchangeable is a Service Mark of ABN AMRO Bank N.V.

                HYPOTHETICAL SENSITIVITY ANALYSIS OF TOTAL RETURN
                          OF THE SECURITIES AT MATURITY

     The following tables set out the total return to maturity of a Security, based on the assumptions outlined below and several variables, which include (a) whether the closing price of the Underlying Shares has fallen below the knock-in level on any trading day during the knock-in period and (b) several hypothetical closing prices for the Underlying Shares on the determination date. The information in the tables is based on hypothetical market values for the Underlying Shares. We cannot predict the market price or the closing price of the Underlying Shares on the determination date or at any time during the term of the Securities. THE ASSUMPTIONS EXPRESSED BELOW ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE RETURNS SET FORTH IN THE TABLE MAY OR MAY NOT BE THE ACTUAL RATES APPLICABLE TO A PURCHASER OF THE SECURITIES.

ASSUMPTIONS
--------------------------------------------------------------------------------
HYPOTHETICAL INITIAL PRICE:   $45.00
--------------------------------------------------------------------------------
HYPOTHETICAL KNOCK-IN LEVEL:  $36.00 (80% of the hypothetical Initial Price)
--------------------------------------------------------------------------------
HYPOTHETICAL ANNUAL INTEREST
  ON THE SECURITY:            12.00% per annum or 3.00% over the life of the
                              hypothetical security
--------------------------------------------------------------------------------
HYPOTHETICAL TERM OF THE
  SECURITY:                   3 Months
--------------------------------------------------------------------------------
HYPOTHETICAL EXCHANGE FACTOR: 1.0 (we have assumed that no market disruption event occurs and the calculation agent does not need to adjust the exchange factor for any adjustment events during the term of the Securities).
------------------------------------------------------------ -------------------

PAYMENT AT MATURITY IF THE CLOSING PRICE OF THE UNDERLYING SHARES FALLS BELOW THE KNOCK-IN LEVEL ON ANY TRADING DAY DURING THE KNOCK-IN PERIOD:

----------------------------------- ------------------ ----------------------- --------------------- ----------------
ASSUMED UNDERLYING SHARES CLOSING     HYPOTHETICAL       HYPOTHETICAL TOTAL     HYPOTHETICAL TOTAL     HYPOTHETICAL
   PRICE ON DETERMINATION DATE      VALUE OF PAYMENT         COUPON                 RETURN(b)         TOTAL RETURN(b)
                                     AT MATURITY(a)      (PAYABLE IN THREE       OVER THE LIFE OF    OVER THE LIFE OF
                                                           MONTHLY COUPON          THE SECURITY        THE SECURITY
                                                            PAYMENTS)(c)
----------------------------------- ------------------ ----------------------- --------------------- ----------------
        $45.00 or greater               $1,000.00              $30.00               $1,030.00               3.00%
              $43.88                    $  975.10              $30.00               $1,005.10               0.51%
              $42.75                    $  949.99              $30.00               $  979.99              -2.00%
              $41.85                    $  929.99              $30.00               $  959.99              -4.00%
              $39.97                    $  888.21              $30.00               $  918.21              -8.18%
              $37.97                    $  843.77              $30.00               $  873.77             -12.62%
              $30.38                    $  675.10              $30.00               $  705.10             -29.49%
              $21.27                    $  472.66              $30.00               $  502.66             -49.73%
              $10.64                    $  236.44              $30.00               $  266.44             -73.36%
              $ 5.32                    $  118.22              $30.00               $  148.22             -85.18%
              $ 0.00                    $    0.00              $30.00               $   30.00             -97.00%
----------------------------------- ------------------ ----------------------- --------------------- ----------------

PAYMENT AT MATURITY IF THE CLOSING PRICE OF THE UNDERLYING SHARES NEVER FALLS BELOW THE KNOCK-IN LEVEL ON ANY TRADING DAY DURING THE KNOCK-IN PERIOD:

------------------------- ---------------------- ---------------------- ---------------------------------------------
                                                  HYPOTHETICAL TOTAL
   ASSUMED UNDERLYING      HYPOTHETICAL VALUE           COUPON                   HYPOTHETICAL TOTAL RETURN(b)
SHARES CLOSING PRICE ON       OF PAYMENT AT       (PAYABLE IN THREE              OVER THE LIFE OF THE SECURITY
   DETERMINATION DATE          MATURITY (a)         MONTHLY COUPON
                                                     PAYMENTS)(c)
------------------------- ---------------------- ---------------------- ---------------------------------------------
   $45.00 or greater            $1,000.00               $30.00                $1,030.00                 3.00%
         $40.50                 $1,000.00               $30.00                $1,030.00                 3.00%
         $38.48                 $1,000.00               $30.00                $1,030.00                 3.00%
         $36.00                 $1,000.00               $30.00                $1,030.00                 3.00%
------------------------- ---------------------- ---------------------- ---------------------- ----------------------

PLEASE SEE FOOTNOTES ON FOLLOWING PAGE.

---------
(a) Based on the assumptions set forth above, if the closing price of the Underlying Shares falls below $36.00 on any trading day during the knock-in period and, in addition, the closing price of the Underlying Shares is less than $45.00 on the determination date, the payment at maturity will be made in Underlying Shares. For determining the value of the payment at maturity, we have assumed that the closing price of the Underlying Shares will be the same on the maturity date as on the determination date.

(b) The total return presented is exclusive of any tax consequences of owning the Securities. You should consult your tax advisor regarding whether owning the Securities is appropriate for your tax situation. See the sections titled "Risk Factors" in this Pricing Supplement and the accompanying Product Supplement No. 1-I and "United States Federal Taxation" and "Taxation in the Netherlands" in the accompanying Prospectus Supplement.

(c) Coupons on the Securities will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of actual days elapsed. Accordingly, depending on the number of days in any monthly coupon payment period, the coupon payable in such period and, consequently, the total coupons payable over the term of the Securities, may be less than the amount reflected in this column.

(d) Based on the assumptions set forth above, if the closing price of the Underlying Shares never falls below $36.00 on any trading day during the knock-in period, the payment at maturity will be made in cash.

               PUBLIC INFORMATION REGARDING THE UNDERLYING SHARES

     The Underlying Shares are shares of the Common Stock of the Underlying Companies set forth on the following pages. The Underlying Shares are registered under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act." Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the Securities and Exchange Commission, which we refer as the "Commission." Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information about the Public Reference Room. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by each of the Underlying Companies pursuant to the Exchange Act can be located by reference to the applicable Commission file number provided in the information below.

     In addition, information regarding the Underlying Companies may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such reports.

     THIS PRICING SUPPLEMENT RELATES ONLY TO THE SECURITIES OFFERED BY US AND DOES NOT RELATE TO ANY OF THE UNDERLYING SHARES OR OTHER SECURITIES OF THE UNDERLYING COMPANIES. WE WILL DERIVE ALL DISCLOSURES CONTAINED IN THIS PRICING SUPPLEMENT REGARDING THE UNDERLYING COMPANIES FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED ABOVE. NEITHER WE NOR HOLDING NOR THE AGENTS HAVE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE UNDERLYING COMPANIES IN CONNECTION WITH THE OFFERING OF THE SECURITIES. NEITHER WE NOR HOLDING NOR THE AGENTS MAKE ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE UNDERLYING COMPANIES ARE ACCURATE OR COMPLETE. FURTHERMORE, NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE OF THIS PRICING SUPPLEMENT (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED ABOVE) THAT WOULD AFFECT THE TRADING PRICE OF THE APPLICABLE UNDERLYING SHARES (AND THEREFORE THE APPLICABLE INITIAL PRICE, KNOCK-IN LEVEL AND REDEMPTION AMOUNT) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING ANY OF THE UNDERLYING COMPANIES COULD AFFECT THE VALUE YOU WILL RECEIVE ON THE MATURITY DATE WITH RESPECT TO THE SECURITIES AND THEREFORE THE TRADING PRICES OF THE APPLICABLE SECURITIES. NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES HAVE ANY OBLIGATION TO DISCLOSE ANY INFORMATION ABOUT ANY OF THE UNDERLYING COMPANIES AFTER THE DATE OF THIS PRICING SUPPLEMENT.

     NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES MAKES ANY REPRESENTATION TO YOU AS TO THE PERFORMANCE OF ANY OF THE UNDERLYING SHARES.

     We and/or our affiliates may presently or from time to time engage in business with any of the Underlying Companies, including extending loans to, or making equity investments in, or providing advisory services to any of the Underlying Companies, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to any of the Underlying Companies and, in addition, one or more of our affiliates may publish research reports with respect to any of the Underlying Companies. The statement in the preceding sentence is not intended to affect the rights of holders of the Securities under the securities laws. AS A PROSPECTIVE PURCHASER OF A SECURITY, YOU SHOULD UNDERTAKE SUCH INDEPENDENT INVESTIGATION OF THE APPLICABLE UNDERLYING COMPANY AS IN YOUR JUDGMENT IS APPROPRIATE TO MAKE AN INFORMED DECISION WITH RESPECT TO AN INVESTMENT IN THE APPLICABLE UNDERLYING SHARES.

FORD MOTOR COMPANY

     According to publicly available documents, Ford Motor Company, which we refer to as "Ford," produces cars and trucks. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Ford's SEC file number is 1-3950.

HISTORICAL INFORMATION

     The common stock of Ford, par value $.01 per share, is traded on the NYSE under the symbol "F". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day intra-day price for the quarter of the common stock of Ford since 2004.

PERIOD                                            HIGH         LOW      LAST DAY
------                                          INTRA-DAY   INTRA-DAY    CLOSING
                                                  PRICE        PRICE      PRICE
                                                  -----        -----      -----
2004
  First Quarter...............................    $17.34      $12.75      $13.57
  Second Quarter..............................    $16.48      $13.00      $15.65
  Third Quarter...............................    $15.76      $13.62      $14.05
  Fourth Quarter..............................    $15.00      $12.61      $14.64
2005
  First Quarter...............................    $14.75      $10.94      $11.33
  Second Quarter..............................    $11.69      $ 9.09      $10.24
Third Quarter.................................    $11.18      $ 9.55      $ 9.86
  Fourth Quarter .............................    $ 9.95      $ 7.57      $ 7.72
2006
  First Quarter...............................    $ 8.96      $ 7.39      $ 7.96
  Second Quarter..............................    $ 8.00      $ 6.18      $ 6.93
  Third Quarter ..............................    $ 9.46      $ 6.07      $ 8.09
  Fourth Quarter .............................    $ 9.19      $ 6.85      $ 7.51
2007
  First Quarter ..............................    $ 8.97      $ 7.43      $ 7.89
  Second Quarter..............................    $ 9.70      $ 7.67      $ 9.42
  Third Quarter ..............................    $ 9.64      $ 7.49      $ 8.49
  Fourth Quarter..............................    $ 9.24      $ 6.65      $ 6.73
2008
  First Quarter...............................    $ 6.94      $ 4.95      $ 5.72
  Second Quarter..............................    $ 8.79      $ 4.46      $ 4.81
  Third Quarter...............................    $ 6.33      $ 4.17      $ 5.20
  Fourth Quarter..............................    $ 4.95      $ 1.02      $ 2.29
2009
  First Quarter...............................    $ 2.99      $ 1.50      $ 2.63
  Second Quarter..............................    $ 6.53      $ 2.40      $ 6.07
  Third Quarter...............................    $ 8.86      $ 5.25      $ 7.21
  Fourth Quarter (through October 27, 2009) ..    $ 7.97      $ 6.61      $ 7.33

ALCOA INC.

     According to publicly available documents, Alcoa Inc., which we refer to as "Alcoa," produces and manages primary aluminum, fabricated aluminum, and alumina. Alcoa's SEC file number is 1-3610.

HISTORICAL INFORMATION

     The common stock of Alcoa, par value $1.00 per share, is traded on the NYSE under the symbol "AA". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the Common Stock of Alcoa since 2004.

PERIOD                                           HIGH         LOW       LAST DAY
------                                         INTRA-DAY   INTRA-DAY     CLOSING
                                                 PRICE        PRICE       PRICE
                                                 -----        -----       -----
2004
  First Quarter...............................   $39.20      $32.63       $34.69
  Second Quarter..............................   $36.56      $28.53       $33.03
  Third Quarter...............................   $33.68      $29.51       $33.59
  Fourth Quarter..............................   $34.98      $30.65       $31.42
2005
  First Quarter...............................   $32.29      $28.30       $30.39
  Second Quarter..............................   $31.79      $25.92       $26.13
  Third Quarter...............................   $29.98      $23.99       $24.42
  Fourth Quarter..............................   $29.84      $22.29       $29.57
2006
  First Quarter...............................   $32.19      $28.39       $30.56
  Second Quarter..............................   $36.96      $28.55       $32.36
  Third Quarter...............................   $34.00      $26.60       $28.04
  Fourth Quarter .............................   $31.30      $26.39       $30.01
2007
  First Quarter...............................   $36.05      $28.09       $33.90
  Second Quarter..............................   $42.90      $33.63       $40.53
  Third Quarter ..............................   $48.77      $30.25       $39.12
  Fourth Quarter .............................   $40.70      $33.22       $36.55
2008
  First Quarter ..............................   $39.67      $26.69       $36.06
  Second Quarter..............................   $44.76      $33.65       $35.62
  Third Quarter ..............................   $35.66      $21.03       $22.58
  Fourth Quarter..............................   $22.30      $ 6.82       $11.26
2009
  First Quarter...............................   $12.44      $ 4.98       $ 7.34
  Second Quarter..............................   $12.38      $ 7.04       $10.33
  Third Quarter...............................   $14.84      $ 8.96       $13.12
  Fourth Quarter (through October 27, 2009) ..   $15.10      $12.51       $12.81

GARMIN LTD.

According to publicly available documents, Garmin Ltd., which we refer to as "Garmin," is a provider and designer of navigation, communications and information devices, most of which are enabled by Global Positioning System ("GPS") technology. Garmin's SEC file number is 0-31983.

HISTORICAL INFORMATION

     The common shares of Garmin, par value $0.005 per share, are traded on The NASDAQ Global Select Market, under the symbol "GRMN". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common shares of Garmin since 2004.

PERIOD                                          HIGH          LOW       LAST DAY
------                                        INTRA-DAY    INTRA-DAY     CLOSING
                                                PRICE         PRICE       PRICE
                                                -----         -----       -----
2004
  First Quarter..............................  $ 29.73       $19.86      $ 21.36
  Second Quarter.............................  $ 22.00       $14.04      $ 18.52
  Third Quarter..............................  $ 21.96       $15.76      $ 21.63
  Fourth Quarter.............................  $ 31.04       $21.55      $ 30.42
2005
  First Quarter..............................  $ 30.72       $21.77      $ 23.16
  Second Quarter.............................  $ 23.64       $19.52      $ 21.38
  Third Quarter..............................  $ 34.04       $21.46      $ 33.92
  Fourth Quarter.............................  $ 35.34       $26.99      $ 33.18
2006
  First Quarter..............................  $ 42.39       $29.75      $ 39.72
  Second Quarter.............................  $ 54.75       $39.97      $ 52.72
  Third Quarter..............................  $ 54.10       $41.20      $ 48.78
  Fourth Quarter ............................  $ 56.89       $44.53      $ 55.66
2007
  First Quarter..............................  $ 59.30       $48.46      $ 54.15
  Second Quarter.............................  $ 75.66       $52.18      $ 73.97
  Third Quarter .............................  $122.78       $73.58      $119.40
  Fourth Quarter ............................  $125.68       $80.54      $ 97.00
2008
  First Quarter .............................  $ 95.58       $52.76      $ 54.01
  Second Quarter.............................  $ 56.94       $39.75      $ 42.84
  Third Quarter .............................  $ 49.89       $30.73      $ 33.94
  Fourth Quarter.............................  $ 33.92       $14.40      $ 19.17
2009
  First Quarter..............................  $ 23.48       $15.02      $ 21.21
  Second Quarter.............................  $ 26.29       $19.48      $ 23.82
  Third Quarter..............................  $ 38.18       $22.20      $ 37.74
  Fourth Quarter (through October 27, 2009) .  $ 39.64       $34.50      $ 37.78

MOTOROLA, INC.

     According to publicly available documents, Motorola, Inc., which we refer to as "Motorola," provides mobile technologies including wireless handsets, wireless accessories, digital entertainment devices, wireless access systems, voice and data communications systems, and enterprise mobility products. Motorola's SEC file number is 1-7221.

HISTORICAL INFORMATION

     The common stock of Motorola, par value $3 per share, is traded on the NYSE under the symbol "MOT." The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Motorola since 2004.


PERIOD                                          HIGH          LOW       LAST DAY
------                                        INTRA-DAY    INTRA-DAY     CLOSING
                                                PRICE         PRICE       PRICE
                                                -----         -----       -----
2004
  First Quarter..............................   $16.92       $12.71       $15.75
  Second Quarter.............................   $18.68       $14.49       $16.33
  Third Quarter..............................   $16.46       $12.38       $16.15
  Fourth Quarter.............................   $18.65       $14.63       $17.20
2005
  First Quarter..............................   $17.52       $14.69       $14.97
  Second Quarter.............................   $19.23       $14.49       $18.26
  Third Quarter..............................   $23.99       $18.05       $22.09
  Fourth Quarter.............................   $24.98       $19.50       $22.59
2006
  First Quarter..............................   $24.67       $20.22       $22.91
  Second Quarter.............................   $24.24       $19.01       $20.15
  Third Quarter..............................   $25.55       $18.66       $25.00
  Fourth Quarter ............................   $26.30       $20.17       $20.56
2007
  First Quarter..............................   $20.91       $17.45       $17.67
  Second Quarter.............................   $19.18       $17.32       $17.70
  Third Quarter .............................   $18.88       $15.61       $18.53
  Fourth Quarter ............................   $19.68       $14.87       $16.04
2008
  First Quarter .............................   $16.20       $ 8.98       $ 9.30
  Second Quarter.............................   $10.38       $ 7.20       $ 7.34
  Third Quarter .............................   $10.50       $ 6.53       $ 7.14
  Fourth Quarter.............................   $ 7.46       $ 3.00       $ 4.43
2009
  First Quarter..............................   $ 4.95       $ 2.98       $ 4.23
  Second Quarter.............................   $ 6.95       $ 4.06       $ 6.63
  Third Quarter..............................   $ 9.45       $ 5.91       $ 8.59
  Fourth Quarter (through October 27, 2009) .   $ 8.78       $ 7.71       $ 7.90

ARCH COAL, INC.

According to publicly available documents, Arch Coal, Inc., which we refer to as "Arch Coal" is a large coal producer in the United States that sells coal to power plants, steel mills and industrial facilities. Arch Coal's SEC file number is 1-13105.

HISTORICAL INFORMATION

     The common stock of Arch Coal, par value $.01 per share, is traded on the NYSE, under the symbol "ACI." The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Arch Coal since 2004.

PERIOD                                          HIGH          LOW       LAST DAY
------                                        INTRA-DAY    INTRA-DAY     CLOSING
                                                PRICE         PRICE       PRICE
                                                -----         -----       -----
2004
  First Quarter..............................   $16.45       $13.10       $15.70
  Second Quarter.............................   $18.50       $13.87       $18.30
  Third Quarter..............................   $18.47       $15.05       $17.75
  Fourth Quarter.............................   $19.50       $15.93       $17.77
2005
  First Quarter..............................   $23.77       $16.60       $21.51
  Second Quarter.............................   $27.88       $20.15       $27.24
  Third Quarter..............................   $34.97       $25.14       $33.75
  Fourth Quarter.............................   $41.10       $30.50       $39.75
2006
  First Quarter..............................   $44.15       $34.30       $37.97
  Second Quarter.............................   $56.45       $37.10       $42.37
  Third Quarter..............................   $44.13       $25.88       $28.91
  Fourth Quarter ............................   $37.03       $25.85       $30.03
2007
  First Quarter..............................   $33.79       $27.18       $30.69
  Second Quarter.............................   $42.59       $30.33       $34.80
  Third Quarter .............................   $37.00       $27.76       $33.74
  Fourth Quarter ............................   $45.22       $32.99       $44.93
2008
  First Quarter .............................   $56.15       $32.98       $43.50
  Second Quarter.............................   $77.40       $41.25       $75.03
  Third Quarter .............................   $75.41       $27.90       $32.89
  Fourth Quarter.............................   $32.58       $10.43       $16.29
2009
  First Quarter..............................   $20.62       $11.77       $13.37
  Second Quarter.............................   $19.94       $12.53       $15.37
  Third Quarter..............................   $24.00       $13.01       $22.13
  Fourth Quarter (through October 27, 2009) .   $25.86       $20.07       $23.17

FIRST SOLAR, INC.

     According to publicly available documents, First Solar, Inc., which we refer to as "First Solar" designs and manufactures solar modules using proprietary thin film semiconductor technology. First Solar's SEC file number is 001-33156.

HISTORICAL INFORMATION

     The common stock of First Solar, par value $0.001 per share, is traded on The NASDAQ Stock Market LLC, under the symbol "FSLR". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of First Solar since the fourth quarter of 2006, when the shares were first listed.


PERIOD                                          HIGH          LOW       LAST DAY
------                                        INTRA-DAY    INTRA-DAY     CLOSING
                                                PRICE         PRICE       PRICE
                                                -----         -----       -----
2006
  Fourth Quarter.............................  $ 30.00       $ 23.59     $ 29.80
2007
  First Quarter..............................  $ 59.88       $ 27.54     $ 52.01
  Second Quarter.............................  $ 91.10       $ 52.10     $ 89.29
  Third Quarter .............................  $123.21       $ 74.77     $117.74
  Fourth Quarter ............................  $283.00       $119.95     $267.14
2008
  First Quarter .............................  $272.47       $143.34     $231.14
  Second Quarter.............................  $317.00       $232.20     $272.82
  Third Quarter .............................  $301.30       $176.07     $188.91
  Fourth Quarter.............................  $202.88       $ 85.28     $137.96
2009
  First Quarter..............................  $165.20       $100.93     $132.70
  Second Quarter.............................  $207.51       $129.90     $162.12
  Third Quarter..............................  $176.00       $112.12     $152.86
  Fourth Quarter (through October 27, 2009) .  $162.20       $143.55     $150.22

JOY GLOBAL INC.

     According to publicly available documents, Joy Global Inc., which we refer to as "Joy Global," is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. Joy Global's SEC file number is 001-09299.

HISTORICAL INFORMATION

     The common stock of Joy Global, par value $1 per share, is traded on the NASDAQ Market LLC under the symbol "JOYG". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day intra-day price for the quarter of the common stock of Joy Global since 2004.


PERIOD                                           HIGH          LOW      LAST DAY
------                                         INTRA-DAY    INTRA-DAY    CLOSING
                                                 PRICE         PRICE      PRICE
                                                 -----         -----      -----
2004
  First Quarter..............................    $13.32       $11.00      $12.48
  Second Quarter.............................    $13.56       $10.44      $13.31
  Third Quarter..............................    $15.69       $11.97      $15.28
  Fourth Quarter.............................    $19.86       $14.38      $19.30
2005
  First Quarter..............................    $26.17       $17.18      $23.37
  Second Quarter.............................    $25.80       $19.85      $22.39
  Third Quarter..............................    $34.04       $22.03      $33.64
  Fourth Quarter ............................    $41.94       $27.00      $40.00
2006
  First Quarter..............................    $61.91       $41.57      $59.77
  Second Quarter.............................    $72.23       $44.75      $52.09
  Third Quarter .............................    $53.80       $31.32      $37.61
  Fourth Quarter ............................    $50.77       $35.59      $48.34
2007
  First Quarter .............................    $55.80       $40.36      $42.90
  Second Quarter.............................    $61.99       $42.43      $58.33
  Third Quarter .............................    $65.50       $42.10      $50.86
  Fourth Quarter.............................    $67.57       $48.76      $65.82
2008
  First Quarter..............................    $72.00       $47.97      $65.16
  Second Quarter.............................    $89.98       $62.76      $75.83
  Third Quarter..............................    $78.55       $35.82      $45.14
  Fourth Quarter.............................    $44.70       $14.30      $22.89
2009
  First Quarter..............................    $28.06       $15.38      $21.30
  Second Quarter.............................    $42.25       $20.29      $35.72
  Third Quarter..............................    $50.56       $30.21      $48.94
  Fourth Quarter (through October 27, 2009) .    $59.24       $43.81      $53.52

CHICAGO BRIDGE & IRON COMPANY N.V.

     According to publicly available documents, Chicago Bridge & Iron Company N.V., which we refer to as "Chicago Bridge," is an engineering, procurement and construction company. Chicago Bridge's SEC file number is 1-12815.

HISTORICAL INFORMATION

     The common stock of Chicago Bridge, par value Euro .01 per share, is traded on the NYSE under the symbol "CBI". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Chicago Bridge since 2004.


PERIOD                                         HIGH          LOW        LAST DAY
------                                       INTRA-DAY    INTRA-DAY      CLOSING
                                               PRICE         PRICE        PRICE
                                               -----         -----        -----
2004
  First Quarter..............................  $16.25       $12.25        $13.92
  Second Quarter.............................  $15.18       $10.80        $13.93
  Third Quarter..............................  $15.23       $13.25        $15.00
  Fourth Quarter.............................  $20.56       $14.49        $20.00
2005
  First Quarter..............................  $23.87       $17.85        $22.02
  Second Quarter.............................  $25.25       $19.10        $22.86
  Third Quarter..............................  $32.95       $22.83        $31.09
  Fourth Quarter.............................  $32.75       $19.50        $25.21
2006
  First Quarter..............................  $31.85       $19.80        $24.00
  Second Quarter.............................  $27.50       $21.78        $24.15
  Third Quarter..............................  $27.78       $22.75        $24.06
  Fourth Quarter ............................  $29.74       $23.17        $27.34
2007
  First Quarter..............................  $31.50       $25.83        $30.75
  Second Quarter.............................  $40.05       $30.10        $37.74
  Third Quarter .............................  $44.84       $30.06        $43.06
  Fourth Quarter ............................  $62.94       $41.49        $60.44
2008
  First Quarter .............................  $63.47       $35.21        $39.24
  Second Quarter.............................  $49.82       $37.50        $39.82
  Third Quarter .............................  $40.20       $15.95        $19.24
  Fourth Quarter.............................  $19.05       $ 5.13        $10.05
2009
  First Quarter..............................  $13.88       $ 4.64        $ 6.27
  Second Quarter.............................  $13.87       $ 5.95        $12.40
  Third Quarter..............................  $18.94       $ 9.08        $18.68
  Fourth Quarter (through October 27, 2009) .  $21.44       $17.00        $19.17

RESEARCH IN MOTION LIMITED

     According to publicly available documents, Research In Motion Limited, which we refer to as "Research In Motion," is a designer, manufacturer, and marketer of hardware, software and services for the mobile communications market. Research In Motion's SEC file number is 0-29898.

HISTORICAL INFORMATION

     The common shares of Research In Motion, without par value, are traded on The NASDAQ Global Select Market, under the symbol "RIMM". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common shares of Research In Motion since 2004.

PERIOD                                         HIGH          LOW        LAST DAY
------                                       INTRA-DAY    INTRA-DAY      CLOSING
                                               PRICE         PRICE        PRICE
                                               -----         -----        -----
2004
  First Quarter................................$ 16.94      $ 11.02      $ 15.55
  Second Quarter...............................$ 23.08      $ 14.17      $ 22.81
  Third Quarter................................$ 25.81      $ 17.42      $ 25.45
  Fourth Quarter...............................$ 34.52      $ 24.06      $ 27.47
2005
  First Quarter................................$ 27.88      $ 20.09      $ 25.47
  Second Quarter...............................$ 28.18      $ 20.63      $ 24.58
  Third Quarter................................$ 27.50      $ 22.38      $ 22.80
  Fourth Quarter ..............................$ 23.14      $ 17.00      $ 22.00
2006
  First Quarter................................$ 30.18      $ 20.97      $ 28.29
  Second Quarter...............................$ 29.37      $ 20.34      $ 23.26
  Third Quarter ...............................$ 34.83      $ 20.71      $ 34.22
  Fourth Quarter...............................$ 47.55      $ 32.92      $ 42.59
2007
  First Quarter................................$ 49.02      $ 39.92      $ 45.50
  Second Quarter...............................$ 66.86      $ 42.93      $ 66.66
  Third Quarter ...............................$100.98      $ 61.55      $ 98.55
  Fourth Quarter...............................$137.00      $ 95.02      $113.40
2008
  First Quarter................................$118.35      $ 80.20      $112.23
  Second Quarter...............................$148.11      $113.01      $116.90
  Third Quarter ...............................$135.00      $ 60.11      $ 68.30
  Fourth Quarter ..............................$ 68.23      $ 35.10      $ 40.58
2009
  First Quarter................................$ 60.41      $ 35.05      $ 43.07
  Second Quarter...............................$ 86.00      $ 42.76      $ 71.05
  Third Quarter................................$ 88.07      $ 63.36      $ 67.55
  Fourth Quarter (through October 27, 2009) ...$ 70.56      $ 63.37      $ 63.75

DEERE & COMPANY

     According to publicly available documents, Deere & Company, which we refer to as "Deere," is a manufacturer and distributor of farm equipment including tractors and combines, commercial and consumer equipment such as tractors and mowers; construction and forestry equipment for earthmoving and timber harvesting. Deere also finances and leases new and used equipment. Deere's SEC file number is 1-4121.

HISTORICAL INFORMATION

     The common stock of Deere, par value $1 per share, is traded on the NYSE under the symbol "DE." The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Deere since 2004.


PERIOD                                         HIGH          LOW        LAST DAY
------                                       INTRA-DAY    INTRA-DAY      CLOSING
                                               PRICE         PRICE        PRICE
                                               -----         -----        -----
2004
  First Quarter..............................  $34.98       $30.00        $34.66
  Second Quarter.............................  $37.47       $31.00        $35.07
  Third Quarter..............................  $35.00       $28.61        $32.28
  Fourth Quarter.............................  $37.37       $28.38        $37.20
2005
  First Quarter..............................  $37.13       $32.60        $33.57
  Second Quarter.............................  $34.70       $29.35        $32.75
  Third Quarter..............................  $36.99       $29.93        $30.60
  Fourth Quarter.............................  $35.50       $28.50        $34.06
2006
  First Quarter..............................  $40.00       $33.81        $39.53
  Second Quarter.............................  $45.99       $38.21        $41.75
  Third Quarter..............................  $42.49       $33.48        $41.96
  Fourth Quarter ............................  $50.59       $41.51        $47.54
2007
  First Quarter..............................  $58.24       $45.12        $54.32
  Second Quarter.............................  $62.82       $51.59        $60.37
  Third Quarter .............................  $74.95       $56.96        $74.21
  Fourth Quarter ............................  $93.72       $70.18        $93.12
2008
  First Quarter .............................  $94.71       $71.65        $80.44
  Second Quarter.............................  $94.88       $70.18        $72.13
  Third Quarter .............................  $73.84       $46.18        $49.50
  Fourth Quarter.............................  $49.00       $28.55        $38.32
2009
  First Quarter..............................  $46.73       $24.52        $32.87
  Second Quarter.............................  $47.98       $31.88        $39.95
  Third Quarter..............................  $47.03       $34.91        $42.92
  Fourth Quarter (through October 27, 2009) .  $49.87       $40.29        $46.92

     We obtained the prices listed in the tables above from Bloomberg Financial Markets without independent verification. You should not take the historical prices of any of the Underlying Shares as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THE PRICE OF ANY OF THE UNDERLYING SHARES WILL NOT DECREASE, SUCH THAT WE WILL DELIVER THE APPLICABLE UNDERLYING SHARES AT MATURITY.

     Neither we nor ABN AMRO Holding N.V. make any representation as to the amount of dividends, if any, that any of the Underlying Companies will pay in the future. In any event, as a holder of a Security, you will not be entitled to receive dividends, if any, that may be payable on any of the Underlying Shares.

                  PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

     We have appointed RBS Securities Inc. ("RBSSI") as agent for any offering of the Securities. RBSSI has agreed to use reasonable efforts to solicit offers to purchase the Securities. We will pay RBSSI, in connection with sales of the Securities resulting from a solicitation such agent made or an offer to purchase such agent received, a commission of 1.375% of the initial offering price of the Securities. RBSSI has informed us that, as part of its distribution of the Securities, it intends to reoffer the Securities to other dealers who will sell the Securities. Each such dealer engaged by RBSSI, or further engaged by a dealer to whom RBSSI reoffers the Securities, will purchase the Securities at an agreed discount to the initial offering price of the Securities. RBSSI has informed us that such discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Securities at the same discount. You can find a general description of the commission rates payable to the agents under "Plan of Distribution" in the accompanying Product Supplement No. 1-I.

     RBSSI is an affiliate of ours and ABN AMRO Holding N.V. RBSSI will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm's distributing the securities of an affiliate. Following the initial distribution of any of these Securities, RBSSI may offer and sell those Securities in the course of its business as a broker-dealer. RBSSI may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. RBSSI may use this Pricing Supplement and the accompanying Prospectus and Prospectus Supplement in connection with any of those transactions. RBSSI is not obligated to make a market in any of these Securities and may discontinue any market-making activities at any time without notice.

     RBSSI or an affiliate of RBSSI will enter into one or more hedging transactions with us in connection with this offering of Securities. See "Use of Proceeds" in the accompanying Product Supplement No. 1-I.

     To the extent that the total aggregate face amount of the Securities being offered by this Pricing Supplement is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion, and to hold such Securities for investment purposes. See "Holdings of the Securities by our Affiliates and Future Sales" under the heading "Risk Factors" in this Pricing Supplement.